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                                                Exhibit 15


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

We are aware that our report dated July 21, 1997 on our review of the interim financial information of Southern Peru Copper Corporation and Subsidiaries as of June 30, 1997 and for the three month and six month periods ended June 30, 1997 and 1996 and included in this Form 10-Q for the quarter ended June 30, 1997 is incorporated by reference in the Company's Registration
Statement on Form S-4 (File No.               ). Pursuant to Rule 436(c) under
the Securities Act of 1933, this report should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                     /s/ Coopers & Lybrand L.L.P.

New York, New York
August 25, 1997